                                                                     EXHIBIT 4.1

================================================================================

                                CREDIT AGREEMENT

                                      among

                       [CONSTRUCTION PRODUCTS, INC. LOGO]

                                  as Borrower,

                              [JPMORGANCHASE LOGO]

                              JPMORGAN CHASE BANK,
                      as Administrative Agent and a Lender,

                                       and

                             BANK OF AMERICA, N.A.,
                                 PNC BANK, N.A.,
                                       and
                                  BANK ONE, NA,
                                       as
                              Co-Syndication Agents
                                   and Lenders

                                       and
                                 SUNTRUST BANK,
                             as Documentation Agent
                                  and a Lender

                                       and

                the other Lenders from time to time party hereto

                                18 December 2003

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                              Page #
                                                                                              ------
ARTICLE I.      DEFINITIONS..............................................................        1

   Section 1.01.    Defined Terms........................................................        1
   Section 1.02.    Classification of Loans and Borrowings...............................       15
   Section 1.03.    Terms Generally......................................................       15
   Section 1.04.    Accounting Terms; GAAP...............................................       16

ARTICLE II.     THE CREDITS..............................................................       16

   Section 2.01.    Commitments..........................................................       16
   Section 2.02.    Loans and Borrowings.................................................       16
   Section 2.03.    Requests for Revolving Borrowings....................................       17
   Section 2.04.    Swingline Loans......................................................       17
   Section 2.05.    Letters of Credit....................................................       18
   Section 2.06.    Funding of Borrowings................................................       22
   Section 2.07.    Interest Elections...................................................       23
   Section 2.08.    Termination and Reduction of Commitments.............................       24
   Section 2.09.    Repayment of Loans; Evidence of Debt.................................       24
   Section 2.10.    Prepayment of Loans..................................................       25
   Section 2.11.    Fees.................................................................       25
   Section 2.12.    Interest.............................................................       26
   Section 2.13.    Alternate Rate of Interest...........................................       27
   Section 2.14.    Increased Costs......................................................       27
   Section 2.15.    Break Funding Payments...............................................       28
   Section 2.16.    Taxes................................................................       29
   Section 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs..........       30
   Section 2.18.    Mitigation Obligations; Replacement of Lenders.......................       31

ARTICLE III.    REPRESENTATIONS AND WARRANTIES...........................................       32

   Section 3.01.    Organization; Powers.................................................       32
   Section 3.02.    Authorization; Enforceability........................................       32
   Section 3.03.    Governmental Approvals; No Conflicts.................................       32
   Section 3.04.    Financial Condition; No Material Adverse Change......................       32
   Section 3.05.    Properties...........................................................       33
   Section 3.06.    Litigation and Environmental Matters.................................       33
   Section 3.07.    Compliance with Laws and Agreements..................................       33
   Section 3.08.    Investment and Holding Company Status................................       34
   Section 3.09.    Taxes................................................................       34
   Section 3.10.    ERISA................................................................       34
   Section 3.11.    Disclosure...........................................................       34
   Section 3.12.    Subsidiaries.........................................................       34
   Section 3.13.    Indebtedness.........................................................       34
   Section 3.14.    Solvency.............................................................       34
   Section 3.15.    Margin Securities....................................................       35

TABLE OF CONTENTS, Page i of iii

ARTICLE IV.     CONDITIONS...............................................................       35

   Section 4.01.    Effective Date.......................................................       35
   Section 4.02.    Each Credit Event....................................................       36
   Section 4.03.    Special Dividend.....................................................       36

ARTICLE V.      AFFIRMATIVE COVENANTS....................................................       37

   Section 5.01.    Financial Statements; Ratings Change and Other Information...........       37
   Section 5.02.    Notices of Material Events...........................................       38
   Section 5.03.    Existence; Conduct of Business.......................................       38
   Section 5.04.    Payment of Obligations...............................................       38
   Section 5.05.    Maintenance of Properties; Insurance.................................       39
   Section 5.06.    Books and Records; Inspection Rights.................................       39
   Section 5.07.    Compliance with Laws and Agreements..................................       39
   Section 5.08.    Use of Proceeds......................................................       39
   Section 5.09.    Joinder of Subsidiaries to Subsidiary Guaranty.......................       39
   Section 5.10.    Further Assurances...................................................       40
   Section 5.11.    Receivables Securitization...........................................       40

ARTICLE VI.     NEGATIVE COVENANTS.......................................................       40

   Section 6.01.    Indebtedness.........................................................       40
   Section 6.02.    Liens................................................................       42
   Section 6.03.    Fundamental Changes; Sale of Assets..................................       43
   Section 6.04.    Investments, Loans, Advances, Guaranties and Acquisitions............       44
   Section 6.05.    Swap Agreements......................................................       46
   Section 6.06.    Restricted Payments; Prepayments of Indebtedness.....................       46
   Section 6.07.    Transactions with Affiliates.........................................       48
   Section 6.08.    Restrictive Agreements...............................................       48
   Section 6.09.    Interest Coverage Ratio..............................................       49
   Section 6.10.    Leverage Ratio.......................................................       49
   Section 6.11.    Minimum Tangible Net Worth...........................................       49
   Section 6.12.    Sale and Lease-Back Transactions.....................................       49

ARTICLE VII.    EVENTS OF DEFAULT........................................................       49

ARTICLE VIII.   THE ADMINISTRATIVE AGENT.................................................       51

ARTICLE IX.     MISCELLANEOUS............................................................       53

   Section 9.01.    Notices..............................................................       53
   Section 9.02.    Waivers; Amendments..................................................       54
   Section 9.03.    Expenses; Indemnity; Damage Waiver...................................       54
   Section 9.04.    Successors and Assigns...............................................       56
   Section 9.05.    Survival.............................................................       58
   Section 9.06.    Counterparts; Integration; Effectiveness.............................       59
   Section 9.07.    Severability.........................................................       59
   Section 9.08.    Right of Setoff......................................................       59
   Section 9.09.    Governing Law; Jurisdiction; Consent to Service of Process...........       59
   Section 9.10.    WAIVER OF JURY TRIAL.................................................       60
   Section 9.11.    Headings.............................................................       60

TABLE OF CONTENTS, Page ii of iii

   Section 9.12.    Confidentiality......................................................       60
   Section 9.13.    Maximum Interest Rate................................................       61
   Section 9.14.    No Fiduciary Relationship............................................       62
   Section 9.15.    Construction.........................................................       62
   Section 9.16.    Independence of Covenants............................................       62

TABLE OF CONTENTS, Page iii of iii

                         LIST OF SCHEDULES AND EXHIBITS

Schedules:

Schedule 1.01(a)    -    Existing Letters of Credit
Schedule 2.01       -    Commitments
Schedule 3.05       -    Existing Liens
Schedule 3.06       -    Disclosed Matters
Schedule 3.12       -    Subsidiaries
Schedule 3.13       -    Existing Indebtedness
Schedule 6.04       -    Existing Investments
Schedule 6.08       -    Existing Restrictions

Exhibits:

Exhibit A           -    Form of Assignment and Assumption
Exhibit B           -    Form of Opinion of Borrower's Counsel
Exhibit C           -    Form of Guaranty Agreement
Exhibit D           -    Form of Notice of Borrowing

LIST OF SCHEDULES AND EXHIBITS, Solo Page

         CREDIT AGREEMENT (this "Agreement") dated as of December 18, 2003, among CENTEX CONSTRUCTION PRODUCTS, INC., as the Borrower, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

         Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition" means any transaction, or any series of related transactions, by which the Borrower or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division or business unit thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) 50% or more (in number of votes) of the Equity Interests of a Person having ordinary voting power for the election of the board of directors or other applicable governing body (other than securities having such power only by reason of the happening of a contingency) or 50% or more (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Adjusted Net Income" has the meaning assigned to such term in the definition of the term "Consolidated EBITDA".

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or

CREDIT AGREEMENT, Page 1
expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including the Effective Date until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:

                        Eurodollar                                  Commitment
Leverage Ratio            Spread          ABR Spread                 Fee Rate
------------------------------------------------------------------------------
     Category 1           1.25%             0.25%                     0.300%
  <1.00 to 1.00
------------------------------------------------------------------------------
     Category 2           1.50%             0.50%                     0.350%
> or =1.00 to 1.00
        but
  < 1.50 to 1.00
------------------------------------------------------------------------------
     Category 3           1.75%             0.75%                     0.400%
> or =1.50 to 1.00
        but
  < 2.00 to 1.00
------------------------------------------------------------------------------
     Category 4           2.00%             1.00%                     0.400%
> or =2.00 to 1.00
------------------------------------------------------------------------------

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), beginning with the fiscal quarter ended December 31, 2003 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 4: (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Centex Construction Products, Inc., a Delaware corporation.

CREDIT AGREEMENT, Page 2

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 and in substantially the form of Exhibit D hereto.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas and New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Collateral Account" has the meaning assigned to such term in Section 2.05(j).

                  "Centex" means Centex Corporation.

                  "Change in Control" means (a) the acquisition by any party, or two or more parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the stock of the Borrower entitled to elect 50% or more of the members of the board of directors of the Borrower, excluding however, the acquisition of the common stock of the Borrower by the shareholders of Centex in connection with the Spin-Off, or (b) during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or an Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

CREDIT AGREEMENT, Page 3

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment. The initial aggregate amount of the Lenders' Commitments is $250,000,000.00.

                  "Consolidated EBIT" means, for any period, the sum of Consolidated EBITDA for such period minus depreciation and amortization for such period, all calculated for the Borrower and the Subsidiaries on a consolidated basis.

                  "Consolidated EBITDA" means, with respect to any Person and any period, the sum of the following calculated for such Person on a consolidated basis:

                  (a)      the total of: (i) its Consolidated Net Income minus;
(ii) the income (or plus the loss) of any third party (other than a subsidiary of the Person) in which the Person or a subsidiary of such Person has an ownership interest; plus (iii) the income of any such third party to the extent actually received in cash by the Person or a subsidiary of such Person in the form of dividends or similar distributions (the amount determined in accordance with this clause (a), herein the "Adjusted Net Income"); plus

                  (b) to the extent deducted from revenues in determining Adjusted Net Income: (i) its Consolidated Interest Expense; (ii) expense for taxes paid or accrued; (iii) depreciation; (iv) amortization; and (v) extraordinary non-cash losses incurred other than in the ordinary course of business; minus

                  (c) to the extent included in its Adjusted Net Income, extraordinary, nonrecurring or other nonoperating income or gains.

Notwithstanding anything herein to the contrary, but without duplication, the Borrower's Consolidated EBITDA for any period shall: (i) include, to the extent the following can be determined from audited financial statements delivered to the Administrative Agent and to the extent not already included in the Borrower's Consolidated EBITDA for such period: (a) in the case of an Acquisition of Equity Interests in a Person, the Consolidated EBITDA of such Person for the portion of the calculation period before it became a Subsidiary and (b) in the case of an Acquisition of assets, the Consolidated EBITDA associated with such acquired assets for the portion of the calculation period before such acquisition by the Borrower or any Subsidiary and (ii) exclude: (a) in the case of a disposition of Equity Interests in a Person, the Consolidated EBITDA of such Person for the portion of the calculation period after it is directly or indirectly disposed of and (b) in the case of a disposition of assets, the Consolidated EBITDA associated with such assets for the portion of the calculation period after such assets were disposed of.

                  "Consolidated Indebtedness" means, at any time, the Indebtedness of the Borrower and the Subsidiaries calculated on a consolidated basis as of such time, excluding however, any Indebtedness under Swap Agreements that is not then due.

                  "Consolidated Interest Expense" means, with reference to any period and any Person, the interest expense and preferred stock dividends of such Person calculated on a consolidated basis for such period.

CREDIT AGREEMENT, Page 4

                  "Consolidated Net Income" means, with reference to any period and any Person, the net income (or loss) of such Person calculated on a consolidated basis for such period.

                  "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Borrower and the Subsidiaries calculated on a consolidated basis as of such time.

                  "Consolidated Tangible Net Worth" means, at any time, the Consolidated Net Worth, minus (a) any intangible assets, including, without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and other similar intangible assets of the Borrower and the Subsidiaries calculated on a consolidated basis as of such time, minus (b) any non-cash gain (or plus any non-cash loss, as applicable) resulting from any mark-to-market adjustments made directly to Consolidated Net Worth as a result of fluctuations in the value of financial instruments owned by the Borrower or any of the Subsidiaries as mandated under Financial Accounting Standards Board Statement 133.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

CREDIT AGREEMENT, Page 5

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                  "Existing Letters of Credit" shall mean the letters of credit issued by Bank One, N.A. under the Prior Credit Agreement, which are outstanding on the Effective Date and are listed on Schedule 1.01(a) hereto.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

CREDIT AGREEMENT, Page 6

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranty" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guarantying or having the economic effect of guarantying any Indebtedness or other obligation (including any obligation under an operating lease) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligation under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means any Subsidiary of the Borrower who is a guarantor under the Subsidiary Guaranty as required by Section 5.09.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payable on customary trade terms); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all Guaranties by such Person; (g) all Capital Lease Obligations of such Person;
(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit; (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (j) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity Interests;
(k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete,

CREDIT AGREEMENT, Page 7
consulting or similar agreement entered into with the seller of a target or any other similar arrangements providing for the deferred payment of the purchase price for an Acquisition permitted hereby or an Acquisition consummated prior to the date hereof; (l) all obligations of such Person under any Swap Agreement;
(m) all Limited Recourse Liabilities of such Person; (n) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property; and
(o) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of the forgoing sentence and as of the Effective Date, "any other entity" when considered with respect to any Subsidiary that is a general partner of a Joint Venture, shall include the applicable Joint Venture. The amount of the obligations of any Person in respect of any Swap Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated October 2003 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, a period of one week or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. A weekly Interest Period shall end on the day of the next following week which corresponds to the day of the week on which such Interest Period began, however, if such Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day. A monthly Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, as the Borrower may elect, however:
(i) if any monthly Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (ii) any monthly Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

CREDIT AGREEMENT, Page 8

                  "Issuing Bank" means JPMorgan Chase Bank or, with respect to the Existing Letters of Credit only, Bank One, N.A., in each case in their respective capacities as the issuers of Letters of Credit, and their respective successors in such capacity. JPMorgan Chase Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Joint Ventures" means each of Illinois Cement Company and Texas-Lehigh Cement Company, L.P.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

                  "Leverage Ratio" means, as of any date, the ratio of Consolidated Indebtedness to Consolidated EBITDA then most recently calculated in accordance with Section 6.10.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Limited Recourse Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not characterized as a Capital Lease Obligation,
(iii) any

CREDIT AGREEMENT, Page 9
liability under any Synthetic Lease entered into by such Person, (iv) any obligation or liability arising with respect to any sale or transfer of an interest in accounts receivable of the Borrower or any Subsidiary on a limited recourse basis, or (v) any obligation for which such Person is liable arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (v) any lease classified as an operating lease in accordance with GAAP.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loan Documents" means this Agreement, any notes executed pursuant hereto, the Subsidiary Guaranty and all other documentation now or hereafter executed and/or delivered by Borrower or any Guarantor in connection with any of the foregoing, but shall not include any documentation executed or delivered in connection with the Spin Off.

                  "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, property, financial condition or results of operation of the Borrower and the Subsidiaries taken as a whole; (b) the ability of the Borrower and the Subsidiaries (taken as a whole) to perform their respective obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal or notional amount, respectively, exceeding $2,500,000.

                  "Material Subsidiary" means, as of any date of determination, any Subsidiary whose: (i) total assets are, at that date, equal to or greater than 15% of the Borrower's consolidated total assets; (ii) total sales for the 12 completed months immediately prior to the date of determination are equal to or greater than 15% of the Borrower's consolidated sales for such period; or
(iii) Consolidated EBITDA for the 12 completed months immediately prior to the date of determination is equal to or greater than 15% of the Borrower's Consolidated EBITDA for such period.

                  "Maturity Date" means December 18, 2006.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "New Material Subsidiary" has the meaning set forth in Section 5.09.

                  "Non-Guarantor Amount" has the meaning set forth in clause (c) of Section 6.01.

                  "Non-Guarantor Subsidiary" means a Subsidiary that is not a Guarantor.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04.

CREDIT AGREEMENT, Page 10

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a)      Liens created pursuant to the terms of the Loan
         Documents;

                  (b) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.04;

                  (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security, retirement or similar laws or regulations;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business or of a nature generally existing with respect to properties of a similar character, in each case that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) liens arising from filing UCC financing statements regarding leases permitted by this Agreement.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guarantied by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guarantied by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

CREDIT AGREEMENT, Page 11

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least A- by S&P and A3 by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Prior Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated March 25, 2003 among Borrower, Bank One, NA, as administrative agent, and the lending institutions party thereto.

                  "Purchase Price" has the meaning set forth in Section 6.04(h)(v).

                  "Receivable Financing Amount" means the aggregate amount of all loans and advances to, receivables due from, capital contributions to or guaranties of the obligations of, a special purpose bankruptcy remote entity; provided that for such a loan, advance, receivable, capital contribution or guaranty (each a "SPV Investments") to be included in the Receivable Financing Amount, the following conditions must be satisfied:

                  (a) The SPV Investment must be made in connection with a Receivable Securitization Financing otherwise permitted hereby;

                  (b) The special purpose bankruptcy remote entity must be the special purpose entity utilized in connection with the Receivable Securitization Financing;

                  (c) The aggregate amount of the SPV Investments made with respect to any one Receivable Securitization Financing may not exceed the aggregate amount of the receivables transferred in the securitization;

                  (d) The SPV Investment, if a loan, advance, or receivable, may only be made in consideration for receivables transferred in the securitization to evidence the consideration given by the special purpose entity in return therefor;

                  (e) The SPV Investment, if a capital contribution, may only be made with receivables, or as a discounted sale of receivables, to be transferred in the securitization;

CREDIT AGREEMENT, Page 12

                  (f) If the SPV Investment is a guaranty, such guaranty shall be non-recourse to the Borrower or the applicable Subsidiary and their respective assets except the beneficiary of the guaranty may have recourse to the Borrower's or the applicable Subsidiary's interests in the receivables transferred in the securitization; and

                  (g) The SPV Investment must not otherwise impair the limited recourse or true sale nature of the Receivable Securitization Financing.

                  "Receivable Securitization Financings" means a transaction or group of transactions typically referred to as a securitization in which a Person sells, directly or indirectly through another Person, its accounts receivable on a limited recourse basis in a transaction treated as a legal true sale to a special purpose bankruptcy remote entity who obtains debt financing or sells interests in such receivables to finance the purchase price.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower.

                  "Restricted Payment Limit" has the meaning set forth in
Section 6.06.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Special Dividend" means the approximate $6.00 per share cash dividend to be paid by the Borrower to the holders of the Borrower's common stock in connection with the Spin Off.

                  "Spin Off" means the transaction in which the following steps occur on substantially the terms described below and in the following order:

                  (a) the Borrower would pay a cash dividend to all of its stockholders (including Centex) of approximately $6.00 per share;

                  (b) approximately 77% of the shares of common stock of the Borrower currently held by Centex are recapitalized into a newly established Class B Common Stock which would be substantially identical in all respects to the Borrower's existing

CREDIT AGREEMENT, Page 13
         common stock except that the new Class B Common Stock would be entitled as a class to elect at least approximately 85% of the Borrower's Board of Directors (and immediately after the completion of the transaction described in this definition, the Class B Common Stock will represent approximately 50% of the total of the Borrower's common shares outstanding); and

                  (c) the Class B Common Stock and the remaining shares of the Borrower's common stock owned by Centex would be distributed by Centex to the Centex shareholders.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower. As of the Effective Date, neither Illinois Cement Company nor Texas-Lehigh Cement Company, L.P. is a Subsidiary and as a result, nothing in this Agreement shall prohibit or otherwise restrict: (i) the creation, incurrence or assumption by either Illinois Cement Company or Texas-Lehigh Cement Company, L.P. of any Indebtedness of any kind (except to the extent that the Indebtedness of a Joint Venture may be limited by the fact that the Indebtedness of a Subsidiary that is its general partner, if any, may be limited hereby) or (ii) the creation, incurrence or assumption by either Illinois Cement Company or Texas-Lehigh Cement Company, L.P. of any Liens on any of its properties or assets.

                  "Subsidiary Guaranty" means that certain Guaranty Agreement dated the date hereof executed by certain of the Subsidiaries, substantially in the form of Exhibit C hereto.

                  "Substantial Portion" has the meaning set forth in Section
6.03.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

CREDIT AGREEMENT, Page 14

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Synthetic Lease" means a lease (i) that is treated as an operating lease under GAAP and (ii) (a) in respect of which the leased asset is treated as owned by the lessee for purposes of the Code and/or (b) that is treated as a loan to the lessee for commercial law or insolvency law purposes.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof, the execution, delivery and performance by each Guarantor of the Subsidiary Guaranty and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yearly Limit" has the meaning set forth in Section 6.06.

         Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

CREDIT AGREEMENT, Page 15

         Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

                                   The Credits

         Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         Section 2.02. Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 6 Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

CREDIT AGREEMENT, Page 16

         Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 A.M., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 A.M., Dallas, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 9:00 A.M., Dallas, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i)      the aggregate amount of the requested
Borrowing;

                           (ii)     the date of such Borrowing, which shall be a
Business Day;

                           (iii)    whether such Borrowing is to be an ABR
Borrowing or a Eurodollar Borrowing;

                           (iv)     in the case of a Eurodollar Borrowing, the
initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v)      the location and number of the Borrower's
account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         Section 2.04. Swingline Loans.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 P.M., Dallas, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan

CREDIT AGREEMENT, Page 17
made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to an Issuing Bank) by 12:00 P.M., Dallas, Texas time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 A.M., Dallas, Texas time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans excluding however, any such Swingline Loan or Loans made by the Swingline Lender after it received from any Lender a notice that any applicable condition precedent set forth in Section 4.02 had not then been satisfied. Each Lender acknowledges and agrees that, except as set forth in the immediately preceding sentence, its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         Section 2.05. Letters of Credit.

                  (a) General. The Borrower may request the issuance of standby and commercial Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and JPMorgan Chase Bank, and may request the amendment, renewal and extension of outstanding Letters of Credit. Subject to the terms and conditions set forth in this Agreement and at any time and from time to time during the Availability Period, at the Borrower's request: (i) JPMorgan Chase Bank agrees to issue letters of credit and to amend, renew and extend outstanding Letters of Credit issued by JPMorgan Chase Bank and
(ii) Bank One, NA agrees to amend any Existing Letter of Credit. No Existing Letter of Credit will be renewed or extended (other than pursuant to automatic extensions provisions contained therein). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

CREDIT AGREEMENT, Page 18

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments.

                  (c) Expiration Date; Collateralization of Extended Term Letters of Credit. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is six months after the Maturity Date; provided, however, that with respect to each Letter of Credit with an expiry date beyond the Maturity Date, the Borrower shall pledge to the Administrative Agent cash collateral in the amount, at the time and in the manner provided for in Section 2.05(j).

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) or on the Effective Date with respect to the Existing Letters of Credit, and without any further action on the part of an Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 A.M., Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 A.M., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 A.M., Dallas, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 A.M., Dallas, Texas time, on the day of receipt, or (ii) the Business Day immediately following the

CREDIT AGREEMENT, Page 19
day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by (i) an Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) an Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of drafts or other documents strictly complying with the terms and conditions of such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination referred to in clause
(i) of the preceding sentence. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole

CREDIT AGREEMENT, Page 20
discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank under such Letter of Credit shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment, including the amount thereof and the proposed payment date, and whether it has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. JPMorgan Chase Bank may be replaced as an Issuing Bank hereunder at any time by written agreement among the Borrower, the Administrative Agent, JPMorgan Chase Bank and the successor. The Administrative Agent shall notify the Lenders of any such replacement of JPMorgan Chase Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of JPMorgan in its capacity as the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the "Cash Collateral Account"), an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. If the Borrower is required to deposit cash collateral pursuant to Section 2.10(b) because the Revolving Credit Exposures exceed the total Commitments, the Borrower shall deposit cash collateral in the Cash Collateral Account in an aggregate amount equal to such excess plus any accrued and unpaid interest thereon. If the Borrower is required to

CREDIT AGREEMENT, Page 21
pledge cash collateral pursuant to clause (c) of this Section, then on or before the date 30 days prior to the Maturity Date, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the aggregate LC Exposure for all Letters of Credit that have expiry dates past the Maturity Date plus any accrued and unpaid interest thereon. The deposits made under this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Cash Collateral Account. Money in the Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Subsidiaries under the Loan Documents and under the Swap Agreements entered into with a Lender or Affiliate of a Lender. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder to secure Letters of Credit with expiry dates beyond the Maturity Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after the Letter of Credit with the latest expiry date has expired and no further Letters of Credit are outstanding. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the fact that the Revolving Credit Exposure exceeds the total Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after the date when the Revolving Credit Exposures no longer exceed the total Commitments.

         Section 2.06. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 A.M., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such

CREDIT AGREEMENT, Page 22

Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         Section 2.07. Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i)      the Borrowing to which such Interest
Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                           (ii)     the effective date of the election made
pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii)    whether the resulting Borrowing is to be an
ABR Borrowing or a Eurodollar Borrowing; and

                           (iv)     if the resulting Borrowing is a Eurodollar
Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default

CREDIT AGREEMENT, Page 23
has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         Section 2.08. Termination and Reduction of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         Section 2.09. Repayment of Loans; Evidence of Debt.

                  (a)      The Borrower hereby unconditionally promises to pay
(i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded

CREDIT AGREEMENT, Page 24
therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         Section 2.10. Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part without premium or penalty except as provided in Section 2.15, subject to prior notice in accordance with paragraph (c) of this Section. Each optional prepayment of the Loans shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

                  (b) In the event and on such occasion that the Revolving Credit Exposures exceed the total Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the Cash Collateral Account pursuant to
Section 2.05(j)) in an aggregate amount equal to such excess.

                  (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 10:00 A.M., Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:00 A.M., Dallas, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 A.M., Dallas, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

         Section 2.11. Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such Lender during the Availability Period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing

CREDIT AGREEMENT, Page 25
commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to the Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         Section 2.12. Interest.

                  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

CREDIT AGREEMENT, Page 26

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) or unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

         Section 2.14. Increased Costs.

                  (a)      If any Change in Law shall:

                           (i)      impose, modify or deem applicable any
reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                           (ii)     impose on any Lender or any Issuing Bank or
the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase

CREDIT AGREEMENT, Page 27
the cost to such Lender or an Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or an Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the applicable Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by an Issuing Bank, to a level below that which such Lender or applicable Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks

CREDIT AGREEMENT, Page 28
in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section 2.16. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees

CREDIT AGREEMENT, Page 29
to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 11:00 A.M., Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices in New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it and any payments received under the terms of the Subsidiary Guaranty for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received from the Borrower by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If at any time funds are received by the Administrative Agent from a Guarantor under the Subsidiary Guaranty that are insufficient to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder and all amounts due under any Swap Agreement the Borrower or a Subsidiary has entered into with a Lender or an Affiliate of a Lender, such funds shall be applied: (i) first, towards payment of interest and fees then due, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal, unreimbursed LC Disbursements and the amounts owing under such Swap Agreements then due, ratably among the parties entitled thereto in accordance with the amounts thereof.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that

CREDIT AGREEMENT, Page 30

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         Section 2.18. Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender

CREDIT AGREEMENT, Page 31
accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III.

                         Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

         Section 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, limited liability company or partnership power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         Section 3.02. Authorization; Enforceability. The Transactions to be entered into by the Borrower and each Guarantor are within such party's corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, company or partnership action and, if required, stockholder, member, manager or partner action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Subsidiary Guaranty has been duly executed and delivered by the Guarantors and constitutes a legal, valid and binding obligation of each such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Section 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or are not yet required, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries.

         Section 3.04. Financial Condition; No Material Adverse Change.

CREDIT AGREEMENT, Page 32

                  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 2003, reported by independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since September 30, 2003, there has been no material adverse change in the business, assets, results of operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole.

         Section 3.05. Properties.

                  (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes; (ii) as of the Effective Date, Permitted Encumbrances and other Liens disclosed on Schedule 3.05 or otherwise permitted by Section 6.02(d) or Section 6.02(f), and (iii) at all times after the Effective Date, as permitted by
Section 6.02.

                  (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property the failure to own or be licensed to use could reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.06. Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries(i) as to which there is a reasonable expectation of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 3.07. Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority

CREDIT AGREEMENT, Page 33
applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         Section 3.08. Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Section 3.09. Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         Section 3.11. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         Section 3.12. Subsidiaries. Schedule 3.12 contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date, setting forth their respective jurisdictions of organization, whether such Subsidiary is a Material Subsidiary, and the percentage of their respective capital stock or other Equity Interests owned directly by the Borrower and each other Subsidiary. All of the issued and outstanding shares of capital stock or other Equity Interests of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, any Equity Interests of any Subsidiary.

         Section 3.13. Indebtedness. The Borrower has no Indebtedness, except, as of the Effective Date, as reflected on Schedule 3.13 or otherwise permitted by clauses (c), (d), (f), (h), (i), (j), (k), or (l)(ii) of Section 6.01 and, at all times after the Effective Date, as permitted by Section 6.01. As of the Effective Date, the Non-Guarantor Amount does not exceed $10,000,000.

         Section 3.14. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the

CREDIT AGREEMENT, Page 34
application of the proceeds of such Loans, (a) the fair value of the assets of Borrower and each Subsidiary, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each such party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each such party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each such party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. The term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

         Section 3.15. Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for the repurchases of the Borrower's capital stock in accordance with the limitations in Section 6.06, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                                   ARTICLE IV.

                                   Conditions

         Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of JPMorgan Chase Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Borrower and the Guarantors, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Guarantors, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received a fully executed copy of the Subsidiary Guaranty.

                  (d) The Administrative Agent shall have received a promissory note payable to PNC Bank, N.A. in form and substance satisfactory to the Administrative Agent executed by the Borrower.

                  (e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other

CREDIT AGREEMENT, Page 35
legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (g) The Administrative Agent shall have received all fees and other amounts due and payable by Borrower on or prior to the Effective Date hereunder or under the Fee Letter between Borrower and Administrative Agent dated October 3, 2003, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (h) All commitments under the Prior Credit Agreement shall have been terminated.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of JPMorgan Chase Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (as evidenced by the Administrative Agent's notice pursuant to the immediately preceding sentence) or waived pursuant to Section 9.02, at or prior to 3:00 P.M., Dallas, Texas time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

The Borrower and each Lender that has an existing "Commitment" under the Prior Credit Agreement agree that, as of the Effective Date: (a) all commitments under such agreement are terminated in their entirety and (b) the Lenders shall have no further obligation to lend to the Borrower under such agreement. By its execution of this Agreement, each Lender party to the Prior Credit Agreement hereby waives the five Business Day notice of termination of the "Aggregate Commitment" as set forth in Section 2.5 of such agreement.

         Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of an Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

         Section 4.03. Special Dividend. The obligation of each Lender to make a Loan the proceeds of which will be used to pay the Special Dividend, is subject to the satisfaction of the following conditions:

CREDIT AGREEMENT, Page 36

                  (a) the aggregate amount of the Special Dividend shall not exceed $115,000,000; and

                  (b) all consents and approvals required to be obtained by Borrower from any Governmental Authority or other Person in connection with the payment of the Special Dividend shall have been obtained.

The Borrowing of the Loans, the proceeds of which are used to pay the Special Dividend, shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V.

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         Section 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.09, 6.06, 6.09, 6.10, and 6.11 and (iii) stating whether any change in GAAP or in the application thereof which has affected or will affect the Borrower's financial statements has occurred since the date of the most recent audited financial statements of Borrower delivered to the Administrative Agent hereunder and specifying the effect of such change on the financial statements accompanying such certificate;

CREDIT AGREEMENT, Page 37

                  (d) As soon as available, but in any event within 15 days before the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the forthcoming fiscal year;

                  (e) concurrently with any delivery of financial statements under clause (a) or (b) above, copies of all registration statements, all annual, quarterly or other regular reports and all proxy statements filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or distributed by the Borrower to its shareholders generally, which have been filed or distributed since the date of the last delivery under this clause (e) or, with respect to the first such delivery under this clause (e), since the Effective Date;

                  (f) promptly upon receipt thereof, a copy of any management letter submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the financial statements required to be delivered under clause (a) above; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that is reasonably expected to be determined adversely and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect all the rights, licenses, permits, privileges and franchises used in the conduct of its business, except for such rights, licenses, permits, privileges and franchises the failure to preserve, renew or keep effective could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.04. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material

CREDIT AGREEMENT, Page 38

Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Subsidiaries to, (a) keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         Section 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to permit financial statements to be prepared in conformity with GAAP and otherwise in all material respects with all requirements of law. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         Section 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.08. Use of Proceeds. The proceeds of the Loans will be used:
(a) to pay the Special Dividend and (b) for general corporate purposes of the Borrower and the Subsidiaries, including to refinance debt and make acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued to support transactions entered into by the Borrower and the Subsidiaries in their course of business.

         Section 5.09. Joinder of Subsidiaries to Subsidiary Guaranty. Within 60 days after the end of each fiscal quarter, the Borrower shall make the calculations to determine whether: (i) any Subsidiary who is not a party to the Subsidiary Guaranty is a "Material Subsidiary" as of such fiscal quarter end; and (ii) if the Subsidiaries who are party to the Subsidiary Guaranty met the Aggregation Test as of such fiscal quarter end. The "Aggregation Test" shall be deemed to be met as of a fiscal quarter end if all the following conditions are satisfied as of such fiscal quarter end: (i) the combined total assets of the Subsidiaries who are party to the Subsidiary Guaranty as of such fiscal quarter end are equal to or greater than 85% of the Borrower's consolidated total assets as of such fiscal quarter end; (ii) the combined sales of the Subsidiaries who are party to the Subsidiary Guaranty for the 12 completed months ending as of such fiscal quarter end are equal to or greater than 85% of the Borrower's consolidated sales for such period; and (iii) the total combined Consolidated EBITDA of the Subsidiaries who are party to the Subsidiary Guaranty for the 12 completed months ending as of such fiscal quarter end is equal to or greater than 85% of the Borrower's Consolidated EBITDA for such period. If any Subsidiary who is not a

CREDIT AGREEMENT, Page 39
party to the Subsidiary Guaranty is a Material Subsidiary as of such fiscal quarter end, then within 60 days after the end of such fiscal quarter the Borrower shall cause each such Subsidiary (any such Material Subsidiary, herein a "New Material Subsidiary") to execute and deliver to the Administrative Agent a Subsidiary Joinder Agreement in the form attached to the Subsidiary Guaranty as Exhibit "A" joining it as a guarantor under the Subsidiary Guaranty and shall execute and/or deliver such other documentation as the Administrative Agent may reasonably request to cause such New Material Subsidiary to evidence its authority to enter into or otherwise implement the guaranty of the repayment of the obligations contemplated by the Subsidiary Guaranty and this Agreement. If as of the end of any fiscal quarter, the Aggregation Test is not satisfied, then within 60 days after the end of such fiscal quarter the Borrower shall cause such number of Subsidiaries to join into the Subsidiary Guaranty (as if they were each a New Material Subsidiary as provided in the foregoing sentence) so that after giving effect thereto, the Aggregation Test is satisfied.

         Section 5.10. Further Assurances. The Borrower will execute, and will cause each Guarantor to execute, any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which either the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions all at the expense of the Borrower.

         Section 5.11. Receivables Securitization. The Borrower shall deliver to the Administrative Agent copies of any agreements or other documents relating to any Receivables Securitization Financing entered into by the Borrower or any Subsidiary promptly following the execution thereof.

                                   ARTICLE VI.

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         Section 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a)      Indebtedness created under the Loan Documents;

                  (b) Indebtedness existing on the Effective Date and set forth in Schedule 3.13 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of any Subsidiary to Borrower, of Borrower to any Subsidiary or of any Subsidiary to any other Subsidiary; provided that: (i) such Indebtedness must be incurred in the ordinary course of business or incurred to finance general corporate needs; and (ii) the sum of the aggregate outstanding amount of all of the obligations of Non-Guarantor Subsidiaries guarantied by the Borrower or any Guarantor pursuant to clause (f) below plus the aggregate outstanding principal amount of all of the loans and advances made to Non-Guarantor Subsidiaries by Borrower or any Guarantor plus the aggregate amount of all of the investments made after the Effective Date in Non-Guarantor Subsidiaries by the Borrower or any Guarantor excluding all Receivable Financing Amounts (such sum the "Non-Guarantor Amount") shall not at any time exceed an aggregate amount equal to $10,000,000;

CREDIT AGREEMENT, Page 40

                  (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (e) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

                  (f) Guaranties by the Borrower of Indebtedness or other obligations of any Subsidiary and by any Subsidiary of Indebtedness or other obligations of the Borrower or any other Subsidiary; provided that the Non-Guarantor Amount shall not exceed $10,000,000;

                  (g) Indebtedness outstanding under Receivable Securitization Financings provided that the aggregate purchase commitment under all of the Borrower's and the Subsidiaries' Receivable Securitization Financings shall not exceed $75,000,000;

                  (h) Indebtedness arising in connection with Swap Agreements permitted by Section 6.05;

                  (i) Indebtedness for borrowed money owed by Subsidiaries, provided that: (i) the aggregate principal amount of all the Indebtedness for borrowed money owed by the Subsidiaries (including that permitted under other clauses of this Section 6.01, but excluding the Indebtedness permitted under clauses (a), (c), (g), (l)(i) and (l)(ii) of this Section 6.01) does not exceed at any time an amount equal to 10% of the Consolidated Tangible Net Worth of the Borrower and (ii) the Non-Guarantor Amount shall not exceed $10,000,000;

                  (j) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations;

                  (k) Indebtedness constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Borrower's or a Subsidiaries' behalf in accordance with the policies issued to Borrower and the Subsidiaries; and

                  (l) The following Indebtedness, in addition to the other Indebtedness permitted by this Section, as long as on the date of the incurrence of any of the Indebtedness described below in this clause: (i) no Default exists or would result therefrom; (ii) with respect to clauses (iii) and (iv) below only, the limitations on Subsidiary Indebtedness under clause (i) of this
Section 6.01 are not exceeded; and (iii) the Borrower shall have provided to the Administrative Agent and each Lender prior to or on the date of the incurrence thereof, a certificate of a Financial Officer: (A) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed Indebtedness, and (B) demonstrating that as of the date of any such incurrence, the Borrower is and, on a pro forma basis after giving effect to such Indebtedness, will be, in compliance with the financial covenants set forth in Sections 6.09, 6.10 and 6.11 of this Agreement:

                           (i)      Guaranties by the Borrower and the
Guarantors of the Indebtedness of Illinois Cement Company and Texas-Lehigh Cement Company, L.P.;

                           (ii)     Indebtedness of a Subsidiary who is a
general partner of a Joint Venture arising for Indebtedness incurred by the Joint Venture as a result of the fact that the Subsidiary is the general partner of the Joint Venture;

CREDIT AGREEMENT, Page 41

                           (iii)    Indebtedness for borrowed money incurred by
the Borrower and the guaranty thereof by the Guarantors; and

                           (iv)     Indebtedness of the type described in clause
(k) of the definition of the term Indebtedness of Borrower or any Subsidiary.

         Section 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

                  (a)      Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 3.05; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (e) Liens arising out of pledges or deposits made in the ordinary course of business of the Borrower and the Subsidiaries to secure the performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money) or to secure statutory obligations, surety or appeal bonds or indemnity, performance or other similar bonds so long as such amounts secured by such Liens shall not exceed at any time an aggregate amount equal to $10,000,000;

                  (f) Liens granted in connection with Receivables Securitization Financings permitted by Section 6.01(g) on the accounts receivable sold or transferred pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right, title and interest in and to the lockboxes and other collection accounts in which proceeds of such accounts receivable are deposited, the rights under the documents executed in connection with such Receivables Securitization Financings and in the Equity Interests issued by any special purpose entity organized to purchase the receivables thereunder; and

                  (g) Liens, in addition to those permitted by the foregoing clauses of this Section, provided that the aggregate market value of the property and assets encumbered by all Liens incurred

CREDIT AGREEMENT, Page 42
under the permissions of this clause (g) shall not exceed $10,000,000 and the aggregate principal amount of the Indebtedness secured by all such Liens does not exceed $10,000,000.

         Section 6.03. Fundamental Changes; Sale of Assets.

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all of its assets, or all or substantially all of the Equity Interest of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into or consolidate with any Subsidiary or any Subsidiary may merge into or consolidate with any Person, in each case in a transaction in which the surviving entity is a Subsidiary, (iii) Borrower or any Subsidiary may sell or transfer Equity Interests of a Subsidiary to another Subsidiary or Borrower, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and (vi) the Borrower and the Subsidiaries may dispose of property and assets, including Equity Interests of a Subsidiary, either directly or through a merger or consolidation, in accordance with the permissions set forth in clause (c) of this Section; provided that any merger or consolidation permitted under this clause (a) involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by Section 6.04 to the extent such Section otherwise restricts such transaction.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  (c) The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any of its property or assets, including any Equity Interests owned by it, except:

                           (i)      sales of inventory, used, obsolete or
surplus equipment and Permitted Investments in the ordinary course of business;

                           (ii)     as long as no Default exists or would result
therefrom, sales, transfers, leases and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary shall be made in compliance with Section 6.07;

                           (iii)    the sale of accounts receivable on a limited
recourse basis pursuant to a Receivable Securitization Financing permitted by
Section 6.01(g); and

                           (iv)     in addition to the dispositions permitted by
(i) through (iii) immediately above, leases, sales or other dispositions of property, either directly or through a merger or consolidation, that, together with all other property of the Borrower and the Subsidiaries previously disposed of under the permissions of this clause (iv) during the twelve-month period ending with the month in which any such other disposition occurs (the "Calculation Period"), do not constitute a Substantial Portion of the property of the Borrower and the Subsidiaries;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (ii) above) shall be made for fair value and, if the sale, transfer, lease or disposition in

CREDIT AGREEMENT, Page 43
question together with any related series of sales, transfers, leases or other dispositions, involves assets that have a fair value of more than $10,000,000, then at least 75% of the consideration therefor shall be in cash. The term "Substantial Portion" means, on any date, property with a book value that: (A) represents more than 15% of the consolidated assets of the Borrower and the Subsidiaries as would be shown in the consolidated financial statements of the Borrower as of the last day of the last month before the start of the applicable Calculation Period or (B) is responsible for more than 15% of the consolidated sales or 15% of the Consolidated EBITDA of the Borrower as reflected in the financial statements referred to in clause (A) above.

         Section 6.04. Investments, Loans, Advances, Guaranties and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other ownership interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) acquisitions of Equity Interests in another Person not constituting Acquisitions so long as (i) no Default exists or would result therefrom, (ii) the total Purchase Price paid for all such acquisitions during the completed 12 month period immediately prior to the date of the acquisition in question plus the Purchase Price for the acquisition in question does not exceed $10,000,000 and (iii) the Non-Guarantor Amount does at no time exceed $10,000,000;

                  (b)      Permitted Investments;

                  (c) investments by the Borrower or any Subsidiary existing on the date hereof and identified on Schedule 6.04;

                  (d) Equity Interests in Subsidiaries owned as of the Effective Date or in Subsidiaries formed or created by Borrower or a Subsidiary after the Effective Date; provided that the Non-Guarantor Amount shall at no time exceed $10,000,000;

                  (e) loans or advances and other evidence of Indebtedness including any Receivable Financing Amount and any promissory note evidencing such amount made by the Borrower to any Subsidiary, by any Subsidiary to the Borrower or by any Subsidiary to any other Subsidiary, in each case to the extent permitted by Section 6.01(c);

                  (f) loans and advances to directors, officers, consultants or employees as payroll advances or for business expenses incurred in the ordinary course of business or for other purposes so long as the aggregate principal amount of the loans and advances made for such other purposes does not exceed $1,000,000 at any one time outstanding;

                  (g)      Guaranties constituting Indebtedness permitted by
Section 6.01;

                  (h)      Acquisitions so long as:

                           (i)      no Default exists or would result therefrom;

                           (ii)     the target company is involved in a similar
type of business activities as the Borrower or any Subsidiary;

CREDIT AGREEMENT, Page 44

                           (iii)    Borrower shall have: (A) completed customary
due diligence on the acquisition target, including due diligence as to compliance with all laws, including without limitation Environmental Laws, and provided the Administrative Agent, if requested by the Administrative Agent, reasonable evidence thereof, and (B) provided the Administrative Agent and each Lender, if requested by the Administrative Agent, with copies of the financial statements (which to the extent available, shall be audited financial statements) of the acquisition target for the most recent twelve (12) month period prior to the closing of the Acquisition and the interim financial statements of the acquisition target, each containing at a minimum a balance sheet, statement of income, and a statement of cash flow;

                           (iv)     Such Acquisition has been: (i) in the event
a corporation or its assets is the acquisition target, either (x) approved by the Board of Directors of the corporation which is the acquisition target, or
(y) recommended by such Board of Directors to the shareholders of such acquisition target, (ii) in the event a partnership is the acquisition target, approved by a majority (by percentage of voting power) of the partners of the acquisition target, (iii) in the event an organization or entity other than a corporation or partnership is the acquisition target, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the acquisition target or
(iv) in the event the corporation, partnership or other organization or entity which is the acquisition target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction;

                           (v)      the total Purchase Price (as defined below)
paid or to be paid for the proposed Acquisition in question does not exceed a dollar amount equal to 30% of the Borrower's Consolidated Tangible Net Worth, determined as of the date of each acquisition based on the most recent financial statements then available (the term "Purchase Price" means, as of any date of determination and with respect to a proposed Acquisition or acquisition of other Equity Interests, the purchase price to be paid for the target, its assets or such Equity Interests, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness of the target or the seller assumed or acquired in connection with such acquisition);

                           (vi)     Borrower shall have provided to the
Administrative Agent and each Lender prior to or on the date that the proposed Acquisition is to be consummated, among other documents relating to the Acquisition in question reasonably requested by the Administrative Agent, a certificate of a Financial Officer: (A) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed Acquisition, and (B) demonstrating compliance with the criteria set forth in the next clause and that as of the date of any such Acquisition, the Borrower is and, on a pro forma basis after giving effect to the Acquisition and the incurrence or assumption of any Indebtedness in connection therewith will be, in compliance with the financial covenants set forth in Sections 6.09, 6.10 and 6.11 of this Agreement; and

                           (vii)    After giving proforma effect to any
Indebtedness incurred or acquired in connection with the Acquisition and any Consolidated EBITDA of the target to be acquired or whose assets are to be acquired (to the extent that such Consolidated EBITDA can be established from audited financial statements delivered to the Administrative Agent and the Lenders), Borrower shall have a Leverage Ratio of no more than 2.25 to 1.00 calculated in the same manner as in Section 6.10 but on a pro forma basis as set forth in this clause for the most recently ended fiscal quarter of Borrower prior to the date of the proposed Acquisition; and

CREDIT AGREEMENT, Page 45

                  (i) To the extent not otherwise permitted by the foregoing clause (h), the acquisitions of all of the Equity Interest in Illinois Cement Company and Texas-Lehigh Cement Company, L.P. so long as:

                           (i)      no Default exists or would result therefrom;

                           (ii)     Borrower shall have provided the
Administrative Agent and each Lender copies of the financial statements (which to the extent available, shall be audited financial statements) of the acquisition target for the most recent twelve (12) month period prior to the closing of the Acquisition and the interim financial statements of the acquisition target, each containing at a minimum a balance sheet, statement of income, and a statement of cash flow;

                           (iii)    Borrower shall have provided to the
Administrative Agent and each Lender prior to or on the date that the proposed Acquisition is to be consummated, among other documents relating to the Acquisition in question reasonably requested by the Administrative Agent, a certificate of a Financial Officer of the Borrower (A) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed Acquisition, and (B) demonstrating compliance with the criteria set forth in the next clause and that as of the date of any such Acquisition, the Borrower is and, on a pro forma basis after giving effect to the Acquisition and the incurrence or assumption of any Indebtedness in connection therewith will be, in compliance with the financial covenants set forth in Sections 6.09, 6.10 and 6.11 of this Agreement;

                           (iv)     after giving proforma effect to any
Indebtedness incurred or acquired in connection with the Acquisition and any Consolidated EBITDA of the target to be acquired (to the extent that such Consolidated EBITDA can be established from audited financial statements delivered to the Administrative Agent and the Lenders and only to the extent such Consolidated EBITDA is not already included in the Borrower's consolidated financial statements), Borrower shall have a Leverage Ratio of no more than 2.25 to 1.00 calculated in the same manner as in Section 6.10 but on a pro forma basis as set forth in this clause for the most recently ended fiscal quarter of Borrower prior to the date of the proposed Acquisition.

         Section 6.05. Swap Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of the Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

         Section 6.06. Restricted Payments; Prepayments of Indebtedness.

                  (a) The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

                           (i)      the Borrower may declare and pay dividends
or make other distributions with respect to its capital stock payable solely in additional shares of its capital stock or warrants, options or other rights to acquire capital stock;

                           (ii)     Subsidiaries may declare and pay dividends
or make other distributions ratably with respect to their capital stock;

CREDIT AGREEMENT, Page 46

                           (iii)    the Borrower and the Subsidiaries may make
Restricted Payments pursuant to and in accordance with (or otherwise under) stock option plans or other benefit plans for directors, officers, consultants or employees of the Borrower and the Subsidiaries;

                           (iv)     the Borrower may declare and pay the Special
Dividend in connection with the Spin-Off, provided, that the aggregate amount of the dividend paid shall not exceed $115,000,000;

                           (v)      the purchase or redemption by the Borrower
of capital stock of the Borrower out of the net cash proceeds of a substantially concurrent issue or sale of capital stock by the Borrower;

                           (vi)     Borrower may declare and make a Restricted
Payment on any date if on the date of the declaration thereof, on the date of the payment thereof and immediately after giving effect thereto: (A) no Default exists or would result therefrom; and (B) neither the Borrower nor any Subsidiary has any Indebtedness (other than Indebtedness relating to letters of credit and Indebtedness of the type described in clauses (c), (d), (f), (i), (j) and (k) of Section 6.01) outstanding; and

                           (vii)    In any fiscal quarter of any fiscal year,
the Borrower may declare and make other Restricted Payments not otherwise permitted by this Section so long as: (A) no Default exists or would result therefrom as of the date of the declaration and payment thereof; and (B) the aggregate amount of all such Restricted Payments made during a fiscal quarter under the permissions of this clause (vii) does not exceed either:

                  (1)      the total of:

                           (x) 100% of the Borrower's Consolidated Net Income for the immediately preceding fiscal year; minus

                           (y) all Restricted Payments previously made under the permissions of this clause (vii) in the current fiscal year in which such proposed Restricted Payment is to be paid,

         if after giving pro forma effect to any Indebtedness incurred in connection with the proposed Restricted Payment (including any Indebtedness incurred under this Agreement), Borrower shall have a Leverage Ratio of no more than 2.00 to 1.00 calculated in the same manner as in Section 6.10 but on a pro forma basis as set forth in this clause for the most recently ended fiscal quarter of Borrower prior to the date of the proposed Restricted Payment; or

                  (2)      the lesser of either:

                           (x)      the total of $25,000,000 minus all
                  Restricted Payments previously made under the permissions of this clause (vii) in the current fiscal year in which such proposed Restricted Payment is to be paid; or

                           (y)      the total of 50% of the Borrower's
                  Consolidated Net Income for the immediately preceding fiscal year minus all Restricted Payments previously made under the permissions of this clause (vii) in the current fiscal year in which such proposed Restricted Payment is to be paid if after giving pro forma effect to any Indebtedness incurred in connection with the proposed Restricted Payment (including any Indebtedness incurred under this Agreement), Borrower shall

CREDIT AGREEMENT, Page 47
         have a Leverage Ratio of more than 2.00 to 1.00 calculated in the same manner as in Section 6.10 but on a pro forma basis as set forth in this clause for the most recently ended fiscal quarter of Borrower prior to the date of the proposed Restricted Payment.

                  (b) If a Default exists, the Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness of Borrower or any Subsidiary, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness of Borrower or any Subsidiary, except:

                           (i)      payment of Indebtedness created under the
Loan Documents;

                           (ii)     payment of regularly scheduled interest,
principal or other payments as and when due in respect of any Indebtedness;

                           (iii)    refinancing of Indebtedness to the extent
permitted by Section 6.01; and

                           (iv)     payment of secured Indebtedness that becomes
due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

         Section 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) Indebtedness permitted by clauses (c), (f) and (l)(i) of Section 6.01, and (e) Acquisitions permitted by Section 6.04(i) provided that such Acquisitions are on terms and conditions not less favorable to the Borrower and the Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties.

         Section 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guaranty Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of the assets of, or an Equity Interest in, a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by (1) any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or
(2) Liens permitted by Section 6.02 if such restrictions or conditions apply only to the property or assets that are the subject of such Liens, (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) clause (b) of the foregoing shall not apply to customary provisions contained in agreements entered into in connection with Receivables Securitization Financings permitted

CREDIT AGREEMENT, Page 48
by Section 6.01(g) that impose restrictions on the ability of the special purpose entity party thereto to declare, pay or set aside funds for the making of any distribution in respect of the Equity Interests issued by such entity, and (vii) the foregoing shall not apply to restrictions and conditions imposed by the documentation executed in connection with a financing permitted by clauses (iii) of Section 6.01(l) as long as such restrictions and conditions are no more onerous to the Borrower and the Subsidiaries, and no more beneficial to the parties entitled to the protections thereof, than the restrictions and conditions hereunder.

         Section 6.09. Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters beginning with the fiscal quarter ended December 31, 2003, of (i) Consolidated EBIT for the then most-recently ended four fiscal quarters to (ii) its Consolidated Interest Expense for such four fiscal quarters to be less than 3.00 to 1.00.

         Section 6.10. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters beginning with the fiscal quarter ended December 31, 2003, of (i) its Consolidated Indebtedness as of such fiscal quarter end to (ii) its Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.50 to 1.00.

         Section 6.11. Minimum Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth to be in an amount less than the sum of: (i) 85% of the sum of $454,711,000 minus the dividend paid in connection with the Spin-Off; plus (ii) 50% of its positive Consolidated Net Income (not less than $0.00) for each completed fiscal quarter since June 30, 2003; plus (iii) 50% of the net cash proceeds of any equity issuances (excluding issuances pursuant to stock options or other stock-based benefit awards to directors, officers or employees of the Borrower, the Subsidiaries or its affiliates and issuances solely to finance permitted acquisitions) received by the Borrower or any of the Subsidiaries since June 30, 2003 to the date of determination.

         Section 6.12. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

                                  ARTICLE VII.

                                Events of Default

         If any of the following events ("Events of Default") shall occur:

                  (a) The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise. The Borrower shall fail to pay any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, and such failure shall continue unremedied for one Business Day;

                  (b) The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
(a) of this Article) payable under this Agreement,

CREDIT AGREEMENT, Page 49
when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(a), (b) or (c), 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 15 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after expiration of any applicable grace period);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

CREDIT AGREEMENT, Page 50

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m)      a Change in Control shall occur; or

                  (n) the Subsidiary Guaranty shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any Material Subsidiary shall so state in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII.

                            The Administrative Agent

         Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its (and for purposes of the Subsidiary Guaranty, its Affiliates) agent and authorizes the Administrative Agent to take such actions on its behalf and its Affiliates behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the Subsidiary Guaranty, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject

CREDIT AGREEMENT, Page 51
to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such

CREDIT AGREEMENT, Page 52
successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. By accepting the benefits of the Subsidiary Guaranty, each Affiliate of the Lenders who is owed any obligations guarantied pursuant to the terms thereof agrees to be bound by the Loan Documents as if it were a Lender.

         Bank of America, N.A., Bank One, NA, and PNC Bank, N.A. have been designated as "co-syndication agents" hereunder and Suntrust Bank has been designated as "documentation agent" hereunder. No such Lender is an agent for the Lenders and no such Lender shall have any obligation hereunder, in each case, other than those existing in its capacity as a Lender. Without limiting the foregoing, no such Lender shall have or be deemed to have any fiduciary relationship with or duty to any Lender.

                                   ARTICLE IX.

                                  Miscellaneous

         Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                           (i)      if to the Borrower, to it at 2728 N.
Harwood, Dallas, Texas, 75201, Attention of Arthur R. Zunker, Jr., (Telecopy No. 214-981-6559); and

                           (ii)     if to the Administrative Agent, JPMorgan
Chase Bank as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, 2200 Ross Avenue, 3rd Floor, Dallas, Texas, 75201, Attention of David L. Howard, (Telecopy No. 214/965-2044), with a copy to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, TX 77002; Attention: Rese Comley, Telephone 713/750-2736; Telecopy No. 713/750-2892;

                           (iii)    if to Bank One, NA as an Issuing Bank, to
Bank One, NA, 131 S. Dearborn, Chicago, Illinois 60603; Attention Claudia A. Kech (Telephone No. 312/385-7041 and Telecopy No. 312/385-7096; and

                           (iv)     if to any other Lender, to it at its address
(or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its

CREDIT AGREEMENT, Page 53
discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 9.02. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any Guarantor from its obligations under the Subsidiary Guaranty except in connection with a disposition of such Subsidiary otherwise permitted hereby (in which case the Administrative Agent shall be authorized to release the applicable Guarantor without the consent or approval of any Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be. The Loan Documents may be amended or otherwise modified without the consent or agreement of any Affiliate of any Lender.

         Section 9.03. Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments,

CREDIT AGREEMENT, Page 54
modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) SUBJECT TO CLAUSE (D) BELOW, THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS, THE SPIN OFF OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY AN ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULTED FROM THE GROSS NEGLIGENCE, UNLAWFUL CONDUCT OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. IT IS THE EXPRESSED INTENT OF THE PARTIES HERETO THAT THE INDEMNITY IN THIS CLAUSE (B) SHALL, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED TO HAVE RESULTED FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

CREDIT AGREEMENT, Page 55

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and each Indemnitee shall not assert, and hereby waives, any claim against Borrower or any Guarantor, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Spin Off , any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor and may be funded as a Swingline Loan or Revolving Loan.

         Section 9.04. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of JPMorgan Chase Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section or in accordance with Section
2.18. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of JPMorgan Chase Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                                    (A)      the Borrower, provided that no
consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                                    (B)      the Administrative Agent, provided
that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

                           (ii)     Assignments shall be subject to the
following additional conditions:

                                    (A)      except in the case of an assignment
to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

CREDIT AGREEMENT, Page 56

                                    (B)      each partial assignment shall be
made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                                    (C)      the parties to each assignment
shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                                    (D)      the assignee, if it shall not be a
Lender, shall deliver to the Administrative Agent an Administrative
Questionnaire.

         For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                           (iii)    Subject to acceptance and recording thereof
pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                           (iv)     The Administrative Agent, acting for this
purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                           (v)      Upon its receipt of a duly completed
Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

CREDIT AGREEMENT, Page 57

                  (c) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

                           (i)      A Participant shall not be entitled to
receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

CREDIT AGREEMENT, Page 58

         Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AGREEMENT, THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         Section 9.09. Governing Law; Jurisdiction; Consent to Service of
Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

                  (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE

CREDIT AGREEMENT, Page 59

CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section or becomes available to the Administrative Agent, an Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates; provided such source is not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary

CREDIT AGREEMENT, Page 60
obligation of confidentiality to Borrower, or (i) to any direct or indirect contractual counterparty with a Lender or its Affiliates in a Swap Agreement or such counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12); provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any regulatory authority or representative thereof or pursuant to legal process (other than any such request in connection with any examination of the financial condition of such Lender by such regulatory authority) for disclosure of any such nonpublic information prior to disclosure of such information. For the purposes of this Section, "Information" means all information received from the Borrower or any of its Affiliates relating to the Borrower or any of the Subsidiaries or their respective businesses; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything in the foregoing, the parties hereto may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transactions.

         Section 9.13. Maximum Interest Rate.

                  (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term "Maximum Rate" means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

                  (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and,

CREDIT AGREEMENT, Page 61
if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

                  (c) The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to this Agreement or to the transactions contemplated hereby.

         Section 9.14. No Fiduciary Relationship. The relationship between the Borrower and the Guarantors on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with either the Borrower or any Guarantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Guarantors on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

         Section 9.15. Construction. The Borrower, the Guarantors (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 9.16. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             CENTEX CONSTRUCTION PRODUCTS, INC.

                             By: /s/ ARTHUR R. ZUNKER, JR.
                                 ----------------------------------------------
                                 Arthur R. Zunker, Jr., Chief Financial Officer

                             JPMORGAN CHASE BANK,
                             individually and as Administrative Agent,

                             By: /s/ DAVID L. HOWARD
                                 ----------------------------------------------
                                 David L. Howard, Vice President

CREDIT AGREEMENT, Page 62

                             PNC BANK, N.A.

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             BANK OF TEXAS, N.A.

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             SUNTRUST BANK

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             BRANCH BANKING AND TRUST COMPANY

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             U.S. BANK NATIONAL ASSOCIATION

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             WELLS FARGO BANK, N.A.

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

CREDIT AGREEMENT, Page 63

                             BNP PARIBAS

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             BANK OF AMERICA, N.A.

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             THE NORTHERN TRUST COMPANY

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             COMERICA BANK

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             UNION BANK OF CALIFORNIA, N.A.

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

CREDIT AGREEMENT, Page 64

                             CREDIT LYONNAIS NEW YORK BRANCH

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                             BANK ONE, NA

                             By: /s/ AUTHORIZED SIGNATORY
                                 -----------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

CREDIT AGREEMENT, Page 65

                         LIST OF SCHEDULES AND EXHIBITS

Schedules:

Schedule 1.01(a)      -    Existing Letters of Credit
Schedule 2.01         -    Commitments
Schedule 3.05         -    Existing Liens
Schedule 3.06         -    Disclosed Matters
Schedule 3.12         -    Subsidiaries
Schedule 3.13         -    Existing Indebtedness
Schedule 6.04         -    Existing Investments
Schedule 6.08         -    Existing Restrictions

Exhibits:

Exhibit A             -    Form of Assignment and Assumption
Exhibit B             -    Form of Opinion of Borrower's Counsel
Exhibit C             -    Form of Guaranty Agreement
Exhibit C             -    Form of Notice of Borrowing

LIST OF SCHEDULES AND EXHIBITS, Solo Page

                                    EXHIBIT A
                                       TO
                        CENTEX CONSTRUCTION PRODUCTS, INC
                                CREDIT AGREEMENT

                        Form of Assignment and Assumption

EXHIBIT A, FORM OF ASSIGNMENT AND ASSUMPTION, Cover Page

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guaranties, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

                           [and is an Affiliate/Approved Fund of [identify Lender](1)]

3. Borrower:               Centex Construction Products, Inc.

4. Administrative Agent:   JPMorgan Chase Bank, as the administrative agent
                           under the Credit Agreement

5. Credit Agreement:       The $250,000,000 Credit Agreement dated as of
                           December 18, 2003 among Centex Construction Products,
                           Inc., the Lenders parties thereto, JPMorgan Chase
                           Bank as Administrative Agent, and the other agents parties thereto.

ASSIGNMENT AND ASSUMPTION, Page 1

6. Assigned Interest:

                             Aggregate Amount of         Amount of
                              Commitment/Loans        Commitment/Loans     Percentage Assigned
Facility Assigned(2)           for all Lenders           Assigned          of Commitment/Loans(3)
--------------------         -------------------     -----------------     ----------------------
                             $                        $                              %
                             $                        $                              %
                             $                        $                              %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

ASSIGNMENT AND ASSUMPTION, Page 2

[Consented to and] Accepted:

JPMORGAN CHASE BANK, as
  Administrative Agent

By: ________________________________________
    Name:  _________________________________
    Title: _________________________________

[Consented to:]

CENTEX CONSTRUCTION PRODUCTS, INC.

By: ________________________________________
    Name:  _________________________________
    Title: _________________________________

ASSIGNMENT AND ASSUMPTION, Page 3

                                                                         ANNEX 1

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                    CREDIT AGREEMENT DATED DECEMBER 18, 2003
                          STANDARD TERMS AND CONDITIONS
                                       FOR
                            ASSIGNMENT AND ASSUMPTION

                  1.       Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

ANNEX 1 to Assignment and Assumption, Solo Page

                                    EXHIBIT B
                                       TO
                        CENTEX CONSTRUCTION PRODUCTS, INC
                                CREDIT AGREEMENT

                   Form of Opinion of Counsel for the Borrower
                                [Effective Date]

To the Lenders and the Administrative
  Agent Referred to Below
c/o JPMorgan Chase Bank, as
  Administrative Agent
2200 Ross Avenue, 3rd Floor
Dallas, Texas, TX 75201

Dear Sirs:

         We have acted as counsel for Centex Construction Products, Inc., a Delaware corporation (the "Borrower") and the guarantors listed in Appendix 1 attached hereto (the "Guarantors") (the Borrower and the Guarantors being collectively referred to hereafter as the "Obligated Parties") in connection with the Credit Agreement dated as of December 18, 2003 (the "Credit Agreement") among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. Each of the Obligated Parties (a) is a business entity duly organized, validly existing and in good standing under the laws of its state of formation, (b) has all requisite corporate, limited liability company or partnership power and authority to carry on its business as now conducted and
(c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         2. The Transactions are within each of the Obligated Parties' corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, company or partnership action and, if required, stockholder, member, manager or partner action. Each of the Obligated Parties has duly executed and delivered the Loan Documents to which it is a party and such Loan Documents constitute the legal, valid and binding obligation of each of the Obligated Parties which are parties thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or

EXHIBIT B, OPINION OF COUNSEL FOR THE BORROWER, Page 1 other organizational documents of Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) to the best of our knowledge after due inquiry, will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any of the Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Borrower or any of the Subsidiaries, and (d) to the best of our knowledge after due inquiry, will not result in the creation or imposition of any Lien on any asset of Borrower or any Subsidiary.

         4. To the best of our knowledge after due inquiry, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting Borrower or any Subsidiary (a) as to which there is a reasonable expectation of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Loan Documents or the Transactions.

         We are members of the bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the General Corporation Law of each state in which any Obligated Party is organized and the Federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

                                     Very truly yours,

EXHIBIT B, OPINION OF COUNSEL FOR THE BORROWER, Page 2

                                   APPENDIX 1
                                       TO
                                  LEGAL OPINION

                                   Guarantors

AMERICAN GYPSUM COMPANY
AMERICAN GYPSUM MARKETING COMPANY
CCP CEMENT COMPANY
CCP CONCRETE/AGGREGATES LLC
CCP GYPSUM COMPANY
CCP LAND COMPANY
CENTEX CEMENT CORPORATION
CENTEX MATERIALS LLC
HOLLIS & EASTERN RAILROAD COMPANY LLC
MATHEWS READYMIX LLC
M&W DRYWALL SUPPLY COMPANY
MOUNTAIN CEMENT COMPANY
NEVADA CEMENT COMPANY
REPUBLIC PAPERBOARD COMPANY LLC
TLCC GP LLC
TLCC LP LLC
TEXAS CEMENT COMPANY
WESTERN AGGREGATES, INC.
WESTERN CEMENT COMPANY OF CALIFORNIA

EXHIBIT B, OPINION OF COUNSEL FOR THE BORROWER, Page 3

                                    EXHIBIT C
                                       TO
                        CENTEX CONSTRUCTION PRODUCTS, INC
                                CREDIT AGREEMENT

                           Form of Subsidiary Guaranty

EXHIBIT C, FORM OF GUARANTY AGREEMENT, Cover Page

                               GUARANTY AGREEMENT

         WHEREAS, CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation (the "Borrower") has entered into that certain Credit Agreement dated as of December 18, 2003, among Borrower, the lenders party thereto (the "Lenders"), and JPMORGAN CHASE BANK, as the administrative agent for such Lenders (the "Administrative Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent's and each Lender's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a "Guarantor" hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as Exhibit A (individually a "Guarantor" and collectively the "Guarantors"), hereby irrevocably and unconditionally guaranties to the Administrative Agent, the Lenders, the Issuing Banks and their respective Related Parties (collectively the "Creditors") the full and prompt payment and performance of the Guarantied Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guarantied Indebtedness", as used herein, means: (i) all obligations, indebtedness, and liabilities of the Borrower to any Creditor arising pursuant to the Credit Agreement, any note executed pursuant thereto or any other Loan Document, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Credit Agreement and the notes executed pursuant thereto and (ii) all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender arising pursuant to any Swap Agreements entered into by such Creditor with the Borrower or any Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including attorneys' fees and expenses) provided for in such Swap Agreements. The "Guarantied Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guarantied Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

         2. The Guarantors together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty Agreement. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with

GUARANTY AGREEMENT, Page 1
respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty Agreement in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this paragraph 2). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

         3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guarantied Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower or any Subsidiary may have against any Creditor or any other party, or which any Guarantor may have against Borrower or any Subsidiary, any Creditor or any other party, shall be available to, or shall be asserted by, any Guarantor against any Creditor or any subsequent holder of the Guarantied Indebtedness or any part thereof or against payment of the Guarantied Indebtedness or any part thereof.

         4. If a Guarantor becomes liable for any indebtedness owing by Borrower or any Subsidiary to any Creditor by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Creditors hereunder shall be cumulative of any and all other rights that any Creditor may ever have against such Guarantor. The exercise by any Creditor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by Borrower or any Subsidiary in payment or performance of the Guarantied Indebtedness, or any part thereof, when such Guarantied Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Agent, without notice or demand, in lawful currency of the United States of America, and it shall not be necessary for Agent or any other Creditor, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against Borrower, any Subsidiary or others liable on such Guarantied Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guarantied Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Agent and any other Creditor with respect to the Guarantied Indebtedness to the extent to which the Guarantied Indebtedness was discharged by such Guarantor and, in addition, upon payment by such Guarantor of any sums to Agent or any other Creditor hereunder, all rights of such Guarantor against Borrower, any Subsidiary, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guarantied Indebtedness. All payments received by the

GUARANTY AGREEMENT, Page 2

Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guarantied Indebtedness in the order provided for in Section 2.17 of the Credit Agreement.

         6. If acceleration of the time for payment of any amount payable by Borrower or any Subsidiary under the Guarantied Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or any Subsidiary, all such amounts otherwise subject to acceleration under the terms of the Guarantied Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Agent or any other Creditor.

         7. Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guarantied Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guarantied Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guarantied Indebtedness; (c) any disability of Borrower or any Subsidiary, or the dissolution, insolvency, or bankruptcy of Borrower, any Subsidiary, any Guarantor, or any other party at any time liable for the payment of any or all of the Guarantied Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guarantied Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guarantied Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any other Creditor to Borrower, any Subsidiary, any Guarantor, or any other party ever liable for any or all of the Guarantied Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any other Creditor to take or prosecute any action for the collection of any of the Guarantied Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guarantied Indebtedness; (g) the unenforceability or invalidity of any or all of the Guarantied Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guarantied Indebtedness; (h) any payment by Borrower, any Subsidiary or any other party to Agent or any other Creditor is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any other Creditor is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guarantied Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guarantied Indebtedness; (k) any impairment of any collateral securing any or all of the Guarantied Indebtedness; (l) the failure of Agent or any other Creditor to sell any collateral securing any or all of the Guarantied Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower or any Subsidiary; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower, any Subsidiary or any other Guarantor (other than payment of the Guarantied Indebtedness).

         8. Each Guarantor represents and warrants to Agent and the Lenders as follows:

                  (a) All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to the Credit Agreement with the same force and effect as if such representations and warranties had been made on and as of such date.

                  (b) It has, independently and without reliance upon any Creditor and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

GUARANTY AGREEMENT, Page 3

                  (c) It has adequate means to obtain from Borrower and the Subsidiaries on a continuing basis information concerning the financial condition and assets of Borrower and the Subsidiaries and it is not relying upon any Creditor to provide (and no Creditor shall have any duty to provide) any such information to it either now or in the future.

                  (2) The value of the consideration received and to be received by each Guarantor as a result of Borrower's and the Lenders' entering into the Credit Agreement and the Borrower and the Subsidiaries entering into the Swap Agreements and each Guarantor's executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation, the Credit Agreement and such Swap Agreements have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

         9. Each Guarantor covenants and agrees that, as long as the Guarantied Indebtedness or any part thereof is outstanding or any Lender has any commitment under the Credit Agreement, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

         10.      When an Event of Default exists and subject to the terms of
Section 2.17 of the Credit Agreement, Agent and each other Creditor shall have the right to set-off and apply against this Guaranty Agreement or the Guarantied Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent and each other Creditor to any Guarantor whether or not the Guarantied Indebtedness is then due and irrespective of whether or not Agent or any other Creditor shall have made any demand under this Guaranty Agreement. Each Creditor agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of Agent and other Creditors hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any other Creditor may have.

         11.      (a)      Each Guarantor hereby agrees that the Subordinated
Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guarantied Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guaranty of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Guarantied Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business. After the occurrence and during the continuance of an Event of Default, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Guarantied Indebtedness shall have been paid in full in cash. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Agent and the other Creditors and shall forthwith be paid to Agent and applied by Agent against the Guarantied Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other Subsidiary (Borrower and such other Subsidiaries herein the "Debtors") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in

GUARANTY AGREEMENT, Page 4
whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

                  (b) Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guarantied Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Agent or any other Creditor presently exist or are hereafter created or attached. Without the prior written consent of Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

                  (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guarantied Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guarantied Indebtedness in accordance with the Credit Agreement.

         12. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders unless such release is authorized by Section 9.02 of the Credit Agreement); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Lenders except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any other Creditor to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including any Guarantor), with respect to any of the Guarantied Indebtedness shall, if the statute of limitations in favor of a Guarantor against Agent or any other Creditor shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         14. This Guaranty Agreement is for the benefit of the Creditors and their successors and assigns, and in the event of an assignment of the Guarantied Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor's successors and assigns.

         15. Each Guarantor recognizes that Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty

GUARANTY AGREEMENT, Page 5

Agreement is a material inducement to Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

         16. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement shall be deemed effective if given to the Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.

         17. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Agent and the other Creditors in connection with the administration, enforcement, or collection of this Guaranty Agreement.

         18. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guarantied Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of intent to accelerate, notice of acceleration and all other notices and demands with respect to the Guarantied Indebtedness and this Guaranty Agreement.

         19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement without affecting the validity or enforceability of this Guaranty Agreement.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR, AGENT AND THE OTHER CREDITORS WITH RESPECT TO EACH GUARANTOR'S GUARANTY OF THE GUARANTIED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY EACH GUARANTOR, AGENT AND THE OTHER CREDITORS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG ANY GUARANTOR, AGENT AND ANY other CREDITOR, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG ANY GUARANTOR, AGENT AND ANY OTHER CREDITOR.

         21. This Guaranty Agreement shall be construed in accordance with and governed by the law of the State of Texas. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS

GUARANTY AGREEMENT, Page 6

BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Guaranty Agreement will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.

         22. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         EXECUTED as of the date first written above.

                               GUARANTORS:

                               AMERICAN GYPSUM COMPANY
                               AMERICAN GYPSUM MARKETING COMPANY
                               CCP CEMENT COMPANY
                               CCP CONCRETE/AGGREGATES LLC
                               CCP GYPSUM COMPANY
                               CCP LAND COMPANY
                               CENTEX CEMENT CORPORATION
                               HOLLIS & EASTERN RAILROAD COMPANY LLC
                               MATHEWS READYMIX LLC
                               M&W DRYWALL SUPPLY COMPANY
                               MOUNTAIN CEMENT COMPANY
                               NEVADA CEMENT COMPANY
                               REPUBLIC PAPERBOARD COMPANY LLC
                               TEXAS CEMENT COMPANY
                               WESTERN AGGREGATES, INC.
                               WESTERN CEMENT COMPANY OF CALIFORNIA

                               By:____________________________________________
                                  Arthur R. Zunker, Jr., Senior Vice President
                                  Finance and Treasurer of each Guarantor

GUARANTY AGREEMENT, Page 7

                         CENTEX MATERIALS LLC
                         TLCC GP LLC

                         By:________________________________________________
                            Arthur R. Zunker, Jr., Manager of the Guarantors listed

                         TLCC LP LLC

                         By:________________________________________________
                            Nicholas Stiren, Manager of the Guarantor listed

GUARANTY AGREEMENT, Page 8

                                   EXHIBIT "A"
                                       TO
                               GUARANTY AGREEMENT

                          Subsidiary Joinder Agreement

EXHIBIT "A" to GUARANTY AGREEMENT, Cover Page

                          SUBSIDIARY JOINDER AGREEMENT

         This SUBSIDIARY JOINDER AGREEMENT (the "Agreement") dated as of ____________________, ____ is executed by the undersigned (the "Guarantor") for the benefit of JPMORGAN CHASE BANK, in its capacity as agent for the lenders party to the hereafter identified Credit Agreement and for the benefit of such lenders and certain other creditors in connection with that certain Credit Agreement dated as of December 18, 2003 among Centex Construction Products, Inc. ("Borrower"), the lenders party thereto, JPMORGAN CHASE BANK, as the administrative agent for the Lenders (the "Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

         The Guarantor is a newly formed or newly acquired Subsidiary and is required to execute this Agreement pursuant to Section 5.09 of the Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

         1. The Guarantor hereby assumes all the obligations of a "Guarantor" under the Subsidiary Guaranty and agrees that it is a "Guarantor" and bound as a "Guarantor" under the terms of the Subsidiary Guaranty as if it had been an original signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor irrevocably and unconditionally guaranties to the Administrative Agent and the other Creditors the full and prompt payment and performance of the Guarantied Indebtedness (as defined in the Subsidiary Guaranty) upon the terms and conditions set forth in the Subsidiary Guaranty.

         2. This Agreement shall be deemed to be part of, and a modification to, the Subsidiary Guaranty and shall be governed by all the terms and provisions of the Subsidiary Guaranty, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Guarantor enforceable against Guarantor. The Guarantor hereby waives notice of Administrative Agent's, the Issuing Banks' or any other Lender's acceptance of this Agreement.

         IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first written above.

                               Guarantor:

                               By: _____________________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

SUBSIDIARY JOINDER AGREEMENT, Solo Page

                                    EXHIBIT D
                                       TO
                        CENTEX CONSTRUCTION PRODUCTS, INC
                                CREDIT AGREEMENT

                           Form of Notice of Borrowing

EXHIBIT D, FORM OF NOTICE OF BORROWING, Cover Page

                                                                          [DATE]

JPMorgan Chase Bank, as Administrative
Agent for the Lenders referred to below
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201
Attn: David L. Howard
Telecopy: 214-965-2044

and

JPMorgan Chase Bank
1111 Fannin St., 10th Floor
Houston, Texas 77002
Attn: Rese Comley
Telecopy: 713-750-2892

Ladies and Gentlemen:

         The undersigned, Centex Construction Products, Inc. (the "Borrower"), refers to the Credit Agreement dated as of December 18, 2003 among the Borrower, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent (as amended, modified, extended or restated from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         1. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and sets forth below the terms on which such Borrowing is requested to be made:

         (A)      Date of Borrowing (which is a Business Day)   ________________

         (B)      Type of Loan (i.e., ABR Borrowing or
                  Eurodollar Borrowing)                         ________________

         (C)      Facility (i.e., Revolver or Swingline)        ________________

         (D)      Principal amount of Borrowing(4)              ________________

         (E)      Interest Period and the last day thereof(5)   ________________

         (F)      Total outstanding Revolving Loans
                  (including, if applicable, Borrowing
                  requested)                                    $_______________

         (G)      Total outstanding Swingline Loans
                  (including, if applicable, Borrowing
                  requested)                                    $_______________

(4) Not less than $1,000,000 (and in integral multiples of $100,000) with respect to Revolving Loans. Not less than $100,000 (and in integral multiples of $100,000) with respect to Swingline Loans.

(5) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

SCHEDULE 6.08, Solo Page

                                                                ________________

         (H)      Total LC Exposure                             $_______________

         (I)      Total Revolving Exposure (sum of (F),
                  (G) and (H))                                  $_______________

         (J)      Total Commitments                             $_______________

         (K)      Availability ((J) - (I))                      $_______________

         2. The Borrower instructs you to disburse the proceeds of the requested Borrowing into the following account:

                  Account Name:
                  Bank Name:
                  ABA Routing No.:
                  Bank Account No.:
                  Ref.:

         The Borrower represents and warrants that the conditions to lending specified in Section 4.02(a) and (b) of the Agreement have been satisfied and that after giving effect to the Borrowing requested hereby, the total Revolving Credit Exposures of all Lenders shall not exceed the total Commitment.

                                        Very truly yours,

                                        CENTEX CONSTRUCTION PRODUCTS, INC.

                                        By: ____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________

SCHEDULE 6.08, Solo Page